UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K
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                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 8, 2003


                            PRIME GROUP REALTY TRUST
             (Exact name of registrant as specified in its charter)



           MARYLAND                      1-13589          36-4173047
           ----------------------------------------------------------
        (State or other jurisdiction of (Commission File (I.R.S. Employer incorporation or organization) Number) Identification No.)


    77 West Wacker Drive, Suite 3900, Chicago, Illinois                60601
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               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (312) 917-1300.


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

On October 8, 2003, Prime Group Realty Trust, a Maryland real estate investment trust (the "Company"), announced that it closed on a transaction admitting a new 70% joint venture partner to its subsidiary (the "Venture") that owns the Bank One Center office building located at 131 South Dearborn Street, Chicago, Illinois (the "Property"). The new joint venture partner is an affiliate of Estein & Associates USA, Ltd. of Orlando, Florida (together with such affiliates, the "JV Partner"). The closing occurred on October 8, 2003.

In connection with the transaction and as disclosed on the Company's filing on Form 8-K on September 5, 2003, the Company's operating partnership, Prime Group Realty, L.P. ("PGRLP"), had previously entered into a Contribution Agreement (as amended, the "Agreement") with the JV Partner.

An affiliate of the Company will continue to manage and lease the Property pursuant to a management and leasing agreement that was entered into at the closing of the transaction.

At the closing, the JV Partner made a cash contribution to the Venture of $106.4 million (which includes $1.4 million retained by the Venture as working capital) in exchange for 70% of the membership interests in the Venture. The JV Partner will also be required to make an additional capital contribution in the amount of $9.8 million to be made by the JV Partner and distributed to PGRLP at such time as the Venture leases an additional 40,000 square feet of space in the Property over and above the square footage leased in the Property as of August 4, 2003 (the "Leasing Earnout"). Upon closing, the Venture distributed $105.0 million of the initial cash contribution made by the JV Partner to PGRLP.

After closing prorations and funding certain required closing escrows and costs, PGRLP received approximately $71.2 million in net proceeds from the transaction, $42.7 million of which it used to repay in full its outstanding indebtedness, including accrued interest, with Security Capital Preferred Growth Incorporated and the remainder of which it contemplates retaining for working capital.

The Venture also simultaneously closed on a new $270.0 million mortgage loan with Landesbank Hessen-Thuringen Girozentrale ("Helaba Bank") having the Venture as the borrower (the "New Loan"), a portion of which was used to repay in full the existing senior and mezzanine indebtedness encumbering the Property, and $22.5 million of which will be funded post-closing to pay for tenant improvement costs under future leases at the Property (the "TI Amount").

The New Loan bears interest at a fixed rate of 5.47% per year, except that the TI Amount when and as funded will bear interest at a floating rate of one or three month LIBOR plus 1.20%. The Venture will have the right to fix the interest rate on the TI Amount as funded in $5.0 million increments, at an interest rate equal to Helaba Bank's then-current cost of funds plus 1.20%.

The New Loan requires interest only payments payable quarterly in arrears for the first two years of the loan term and then payments of principal and interest pursuant to a 30-year amortization schedule. The New Loan has a term of 7 years. The Venture paid Helaba Bank a 0.50% arrangement fee on the entire loan amount at closing, and is obligated to pay a $50,000 agency fee each year.

The New Loan documents provide that if the debt service coverage ratio of the Property (as defined in the loan documents and tested on June 30 and December 31 of each year) falls below 1.1, it is a default under the New Loan. In addition, beginning on June 30, 2006, in the event the debt service coverage ratio of the Property falls below 1.30, then the excess net cash flow from the Property will be deposited in an interest bearing escrow account with Helaba Bank until the debt service coverage ratio test of 1:30 is met.

The JV Partner is the administrative member of the Venture, and PGRLP has approval rights over major decisions. At closing, PGRLP received a credit to its invested capital account in the Venture in the amount of $45.6 million (which includes a $600,000 cash contribution by the PGRLP retained by the Venture as working capital), representing 30% of the total invested capital of the Venture. PGRLP will also receive a credit to its invested capital account, upon the satisfaction of the Leasing Earnout, of an additional $4.2 million.

The JV Partner is entitled to receive, out of available annual cash flow, an annual 10% non-cumulative, non-compounded preferred return on its invested capital, after which PGRLP will receive an annual 10% non-cumulative, non-compounded return on its capital. Any remaining annual cash flow will be paid 50% to PGRLP and 50% to the JV Partner. The JV Partner will also be entitled to receive a monthly administrative fee of $50,000.

In the event of any sale or future refinancing of the Property, the JV Partner will receive a 10% non-cumulative, non-compounded preferred return on its invested capital for the year in which such sale or refinancing occurs and the return of its invested capital prior to the payment to PGRLP of its 10% return for that year and its capital. Any remaining net sale or refinancing proceeds will be paid 50% to PGRLP and 50% to the JV Partner.

PGRLP will have an option to purchase the JV Partner's interest in the Venture on the date that is ninety (90) days prior to the maturity of the New Loan. The purchase price for the JV Partner's membership interest shall be equal to the greater of (a) the value of the JV Partner's interest in the Venture determined based upon a deemed sale of the Property at a value (the "Deemed Property Value") calculated using the pro forma net operating income of the Property for a twelve (12) month period divided by a capitalization rate of eight and one-half percent (8.5%), less the actual amount of all unpaid tenant improvement allowances and rental allowances for any leases of the Property, or (b) an amount that must be received by the JV Partner to return to the JV Partner its invested capital plus a return of 12.5% compounded annually taking into account all prior distributions.

In the event PGRLP does not exercise its purchase option, the JV Partner may elect to purchase PGRLP's interest in the Venture on the date that is sixty (60) days prior to the maturity of the New Loan. The purchase price for PGRLP's interest shall be equal to the value of PGRLP's interest in the Venture based upon a deemed sale of the Property at the Deemed Property Value.


The Company issued a Press Release on October 8, 2003 relating to the foregoing developments. A copy of the Press Release, which is hereby incorporated into this filing in its entirety, is attached to this Form 8-K as Exhibit No. 99.1.

This Form 8-K filing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
        (c)  Exhibits:

                 Exhibit
                   No.              Description

                   99.1 Press Release of Prime Group Realty Trust dated October 8, 2003

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            PRIME GROUP REALTY TRUST


Dated: October 9, 2003                      By:    /s/  Stephen J. Nardi
                                                   ---------------------

                                                   Stephen J. Nardi
                                                   Chairman

                                                                   EXHIBIT 99.1


                Prime Group Realty Trust Finalizes Joint Venture
                           Relating to Bank One Center


CHICAGO--Oct. 8, 2003--Prime Group Realty Trust (NYSE:PGE) (the "Company") today announced that it admitted a new 70% joint venture partner to its subsidiary that owns the Bank One Center office building located at 131 South Dearborn Street, Chicago, Illinois (the "Property"). The new joint venture partner is an affiliate of Estein & Associates USA, Ltd. of Orlando, Florida (the "JV Partner"). At today's closing, the JV Partner contributed $106.4 million of net cash to the venture.

The Company will continue to manage and lease the Property.

After closing prorations and funding certain required closing escrows and costs, the Company received approximately $71.2 million in net proceeds from the transaction, a portion of which it used to repay debt and a portion of which it contemplates retaining for working capital. The Company will also be entitled to receive an additional distribution of $9.8 million of proceeds to be contributed at a later date by the JV Partner subject to the venture meeting certain leasing conditions.

The venture also simultaneously closed on a new $270 million mortgage loan with Landesbank Hessen-Thuringen Girozentrale having the venture as the borrower (the "New Loan"). A portion of the New Loan was used to repay in full the existing senior and mezzanine indebtedness encumbering the Property, and $22.5 million of which will be funded post-closing to pay for tenant improvement costs under future leases at the Property.

The Company is filing a Report on Form 8-K with the United States Securities and Exchange Commission further describing the terms of the transaction.

About the Company

Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 13 office properties containing an aggregate of 5.5 million net rentable square feet and 30 industrial properties containing an aggregate of 3.9 million net rentable square feet. In addition, the Company owns 232.4 acres of developable land and joint venture interests in three office properties containing an aggregate of 2.8 million net rentable square feet.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.


    CONTACT: Prime Group Realty Trust
             Stephen J. Nardi, 312-917-1300
             Louis G. Conforti, 312-917-1300